EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Annual Report (Form
10K) of Hanover Bancorp, Inc. of our report dated February 1, 2000 included in the 1999 Annual Report to Shareholders of Hanover Bancorp, Inc.
        We also consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-78538) and Form S-8 (Nos. 33-73472, 33-73470
and 33-73796) of Hanover Bancorp, Inc. of our report dated February 1, 2000 with respect to the consolidated financial statements of Hanover Bancorp, Inc. incorporated by reference in this Annual Report (Form 10K) for the year ended December 31, 1999.


                                         /s/ Ernst & Young LLP


Harrisburg, Pennsylvania
March 17, 2000


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